UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 6, 2014.

TECTON CORPORATION

 (Exact name of registrant as specified in charter)

Nevada

(State or other jurisdiction of incorporation)

333-141817	03-0611187
(Commission File Number)	(IRS Employer Identification No.)

15500 Roosevelt Blvd, Suite 301

Clearwater, FL, 33760

(Address of principal executive offices and zip code)

(727) 502-0508

 (Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5—CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On January 6, 2014, the Board of Directors, believing it to be in the best interest of the Company to bring on an additional board member and pursuant to Sections 78.335(5) and the Bylaws, appointed Steven Saint Amour as Director, to hold said director position until the next shareholder meeting.  In addition to the duties and responsibilities of a director, Mr. Saint Amour will assist the Company with Business Development.

There are no arrangements or understandings between Mr. Saint Amour and any other person pursuant to which he was selected as to the officer and director positions.  In addition, there are no family relationships between Mr. Saint Amour and any other director or executive officer of the Company.

Steven Saint Amour, Background

Mr. Saint Amour has been involved in the subsea industry for over twenty-eight years and is recognized as an authority in the field of aviation and marine casualty investigations. He is an active member of the International Society of Air Safety Investigators (ISASI) and the Society of Naval Architects and Marine Engineers (SNAME) and routinely writes articles and conducts seminars on behalf of these and other professional organizations.

In 2009 Mr. Saint Amour and his wife, Joan Saint Amour co-founded Eclipse Group Inc. (EGI).  EGI is a marine operations service provider based in Annapolis, Maryland and provides turnkey subsea technical solutions to both commercial and government customers worldwide. EGI holds several multi-year contracts and subcontracts with the U.S. Navy, National Oceanographic Atmospheric Agency (NOAA) and several international commercial companies based both in the U.S. and abroad.

In 1999 Mr. Saint Amour accepted the position of Remote Operated Vehicle (ROV) Operations and Sales Manager at Phoenix International, Inc., an underwater services company based in Crystal City, VA.

Mr. Saint Amour was tasked with establishment of Phoenix International’s deep-water ROV division whose accomplishments were instrumental in Phoenix award of the U.S. Navy’s worldwide search and recovery contract in 2001.

While at Phoenix, Mr. Saint Amour initiated, and managed the design, engineering, build and operation of nine ROV systems including Phoenix’s Remora, Medusa and XBot ROV systems. These systems routinely conducted operations worldwide for search and recovery, telecommunications, oil and gas, science and film projects.

These systems were built to operate in 6,000 meters water depth and have attained an impressive track record of high profile operations over the last eleven years, including:

2012 – Search and Recovery of a Turkish AF F-4
2011 – Search and Recovery of Air France AB 330 Flight 447	Depth 3,900 meters
2011 – Inspection of the RMS TITANIC	Depth 3,700 meters
2010 – Search and Inspection of the AHS CENTUAR	Depth 1,200 meters
2010 – Search and Recovery of a USN E2-C Hawkeye	Depth 3,500 meters
2007 – Search and Recovery of Adam Air Flight 547 Boeing 737	Depth 1,400 meters
2009 – Search and Recovery of Yemeni Flight 626 Airbus 310	Depth 1,200 meters
2005 – Search and Recovery of Tuninter Flight 1153 ATR – 72	Depth 1,450 meters
2005 – Artifact Collection, RMS Titanic	Depth 3,700 meters
2004 – Search for JAMSTECH H-2 Rocket engine	Depth 5,900 meters
2003 – Search and Recovery of a USN F-14 Tomcat	Depth 3,200 meters
2003 – Search and Recovery of a USN SH-60 Helicopter	Depth 2,900 meters
2001 – Inspection of the RMS TITANIC	Depth 3,700 meters
2000 - Recovery of the INS/DAKAR forward sail section	Depth 3,000 meters
2000 – Search and Recovery of a Israeli AF F-16	Depth 1,400 meters
2000 – Search and Recovery for JAMS TECH-2 Rocket engine	Depth 3,400 meters
1999 – Discovery of the Israeli Submarine INS DAKAR	Depth 3,000 meters

Mr. Saint Amour’s group at Phoenix was called upon to create innovative ROV systems for unique applications including feature film projects. The Medusa and XBot ROVs have been seen in several IMAX documentaries and TV Specials. Examples include:

“Ghosts of the Abyss” produced by IMAX and directed by James Cameron.

“Last Mysteries of the Titanic” produced by Discovery Channel and directed by James Cameron.

“Search for the USS Indianapolis” produced by Discovery Channel.

“USS Monitor” produced by the History Channel.

Over a 14-year period, Mr. Saint Amour was a voting shareholder and served on the Board of Directors at Phoenix International Inc.  In 2007 Mr. Saint Amour sold his ownership interest to Phoenix International Holdings, Inc. an Employee Stock Ownership Program (ESOP).

Mr. Saint Amour has worked in virtually every aspect of the subsea industry as a commercial diver, ROV technician, pilot and project manager for various major diving and ROV service providers including Taylor Diving, Subsea, Inc. Sonsub, Inc. Eastport International, Inc. and Oceaneering Technologies, a division of Oceaneering International, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TECTON CORPORATION
Dated: January 8, 2014	By:	/s/ MICAH ELDRED
Name: Micah Eldred Title: President and Chief Executive Officer

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